UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2024

Hempacco Co., Inc.
(Exact name of registrant as specified in its charter)

001-41487	83-4231457
(Commission File Number)	(IRS Employer Identification Number)

9925 Airway Road, San Diego, CA	92154
(Address of Principal Executive Offices)	(Zip Code)

(619) 779-0715

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	HPCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2024, the Board of Directors (the “Board”) of Hempacco Co., Inc. (the “Company”) appointed Paul Glavine and Harrison Newlands as members of the Board of the Company to fill two vacancies on the Board. Mr. Glavine and Mr. Newlands are both considered “independent” directors under relevant SEC and Nasdaq rules, and they will each serve with Jerry Halamuda on the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Paul Glavine, age 35, is the Co-founder, and has served as the Chief Growth Officer and Director, of Cybin Inc. since October 2019. With a wealth of experience and a proven track record, Mr. Glavine has been instrumental in driving the growth and innovation of several pioneering companies. Starting his impactful journey as CEO of Cybin Inc. (from October 2019 through August 2020), Mr. Glavine has led the charge in developing psychedelic therapeutics aimed at addressing critical mental health challenges. In addition to his role at Cybin, Mr. Glavine co-founded Truverra, a company dedicated to developing cannabinoid-based therapies for pain disorders. His strategic insights and leadership have propelled Truverra to the cutting edge of cannabis-based medical solutions. After this, it led him to Co-Found Harts Cannabis, a designated preroll manufacturer in Canada. As a serial entrepreneur and astute investor, Mr. Glavine has successfully raised and completed mergers and acquisitions totaling over $450 million in the past six years.

Harrison Newlands, age 33, has a diverse understanding of capital markets, having invested, advised, and help co-found dozens of mid-cap companies spanning close to a decade of experience in the industry. Mr. Newlands started his career working on Bay Street as a Research Associate at MacNicol & Associates, thereafter he jumped into the fast-growing cannabis industry, and was one of the co-founders of Fire & Flower, one of Canada’s first retail-focused cannabis companies, where he led its early growth and served as Director of Business Development from March 2017-April 2019. Shortly thereafter, he helped take the first EV company public in Canada through a SPAC (Taiga Motors, where he served as strategic advisor from July 2019-March 2020), as well as launched Hoshi International, a producer of medical cannabis with a state-of-the-art facility in Portugal, focusing on the emerging European market (where he served as Director of Strategic Relations from April 2019-August 2022, and Vice President of Strategy and Investor Relations from August 2021-December 2022). Mr. Newlands then went on to co-found Hypercharge Networks, Canada’s first publicly traded EV charging company (where he was a strategic advisor from January 2021-July 2024). Mr. Newlands was formerly a partner at Rockbank Capital, a Vancouver based Merchant Bank (from July 2021-September 2023), and, since January 2018, he has been the managing partner of North King Capital, an independent Toronto-based consulting firm, where he focuses on providing advisory services to companies throughout North America, helping guide companies through the capital markets landscape. Mr. Newlands currently sits on the board of a local Ontario-based charitable foundation and mentors students and start-ups at the University of Guelph.

The Company has not yet entered into any agreements with Mr. Glavine or Mr. Newlands, and the terms of their compensation have not yet been determined.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

HEMPACCO CO., INC.

Dated: August 12, 2024	By:	/s/ Sandro Piancone
Sandro Piancone
Chief Executive Officer

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